EXHIBIT 4.34J

FOURTH AMENDMENT TO CREDIT AGREEMENT
This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 20, 2020 (this “Fourth Amendment”), is entered into by and among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, certain of the Lenders party hereto which constitute the “Required Lenders”, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Agent”), and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., each as Issuing Banks.
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agent are, among others, parties to the Fifth Amended and Restated Credit Agreement dated as of November 1, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of June 30, 2017, as further amended by that certain Second Amendment to Credit Agreement, dated as of July 19, 2018, as further amended by that certain Third Amendment to Credit Agreement, dated as of July 2, 2019, and as further amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders and the Issuing Banks, subject to the terms and conditions contained therein, agreed to make loans and other financial accommodations to the U.S. Borrower and the Canadian Borrower; and
WHEREAS, the Borrowers have requested that the Agent, the Issuing Banks and the Required Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent, the Issuing Banks and the Required Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
1.Defined Terms. Except as otherwise defined in this Fourth Amendment, terms used herein that are not otherwise defined shall have the meanings given to those terms in the Credit Agreement (as amended hereby).
2.Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the following amendments shall be incorporated into the Credit Agreement effective as of the Effective Date:
(a)Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:
“Alternative Currency: any currency (other than Dollars and Canadian Dollars) which the U.S. Borrower, the Agent, and Bank of America (as Issuing Bank) agree in their sole discretion to include as a currency in which a U.S. Letter of Credit may be issued; provided that such requested currency is an Eligible Currency.
Eligible Currency: means any lawful currency other than Dollars and Canadian Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the applicable Issuing Bank in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Agent and the applicable Issuing Bank of any currency as an Alternative Currency, any change in currency controls or exchange regulations, or any change in the national or international financial, political or economic conditions imposed in the country in which such currency is issued, results in, in the reasonable opinion of the applicable Issuing Bank, (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) providing such currency no longer being practicable for the Issuing Bank or (d) such currency no longer being a currency in which the applicable Issuing Bank is willing, in its sole discretion, to make issuances, fundings, disbursements, settlements and payments in respect of any Letter of Credit (each of the foregoing clauses, a “Disqualifying Event”), then such Issuing Bank shall promptly notify the Agent and the U.S. Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the applicable Issuing Bank, the U.S. Borrower shall Cash Collateralize that portion of the LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized.”
(b)Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Business Day”, “Exchange Rate”, and “LC Conditions” in their entirety and inserting in lieu thereof the following, respectively:

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“Business Day: any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of The Commonwealth of Massachusetts or is a day on which banking institutions located in such state are closed; and when used with reference to (a) a LIBOR Loan, shall also exclude any day on which banks are not open for the transaction of banking business in London, United Kingdom, (b) a Canadian Revolver Loan, shall also exclude a day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business, and (c) any issuance, fundings, disbursements, settlements and payments in a currency other than Dollars in respect of any Letter of Credit denominated in a currency other than Dollars, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
Exchange Rate: on any date, (a) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Dollars are offered on such date for Canadian Dollars, (b) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Canadian Dollars are offered on such date for Dollars, and (c) with respect to any Alternative Currency in relation to Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Dollars are offered on such date for such Alternative Currency.
LC Conditions: the following conditions necessary for the issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6.2 (or with respect to Letters of Credit issued on the Closing Date, in Section 6.1); (b) after giving effect to the issuance of a Letter of Credit for the account of the U.S. Borrower, the Dollar Equivalent of the total U.S. LC Obligations (excluding amounts specified in clause (c) of such definition) do not exceed the U.S. Letter of Credit Sublimit and no U.S. Overadvance exists or would result therefrom; (c) after giving effect to the issuance of a Letter of Credit for the account of the Canadian Borrower, total Canadian LC Obligations (excluding amounts specified in clause (c) of such definition) do not exceed the Canadian Letter of Credit Sublimit and no Canadian Overadvance exists or would result therefrom; (d) the expiration date of such Letter of Credit is (i) no more than three hundred sixty five (365) days from issuance, in the case of standby Letters of Credit; provided that such Letters of Credit may contain automatic extension provisions in accordance with Section 2.2.1(e) or Section 2.3.1(e), as applicable, (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) in all cases for all letters of credit and letters of guarantee: (A) at least fifteen (15) Business Days prior to the Facility Termination Date or (B) with the consent of Agent and the applicable Issuing Bank, no later than the Facility Termination Date; (e) with respect to the issuance of Letters of Credit for the account of the U.S. Borrower, the Letter of Credit and payments thereunder are denominated in Dollars, Canadian Dollars, or an Alternative Currency; (f) with respect to the issuance of Letters of Credit for the account of the Canadian Borrower, the Letter of Credit and payments thereunder are denominated in Dollars or Canadian Dollars; and (g) the form of the proposed Letter of Credit is reasonably satisfactory to the Agent and the applicable Issuing Bank in their discretion.”
(c)Section 1.6 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:
“1.6    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.”
(d)The Credit Agreement is hereby amended by adding the following new Section 1.7 in the appropriate numerical order:
“1.7    LLC Divisions and Series. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).”

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(e)Section 2.2.1 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“Issuance of Letters of Credit. U.S. Issuing Bank agrees to issue letters of credit for the account of the U.S. Borrower (“U.S. Letters of Credit”) from time to time until (x) fifteen (15) Business Days prior to the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier) or (y) with the consent of the Agent and U.S. Issuing Bank, the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:”
(f)Section 2.2.1(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“(a) The U.S. Borrower acknowledges that U.S. Issuing Bank’s willingness to issue any U.S. Letter of Credit is conditioned upon U.S. Issuing Bank’s receipt of an LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. U.S. Issuing Bank shall have no obligation to issue any U.S. Letter of Credit unless (i) U.S. Issuing Bank receives an LC Request and LC Application at least three (3) Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; (iii) if a Defaulting Lender that is a U.S. Lender exists, such Defaulting Lender or the U.S. Borrower have entered into arrangements satisfactory to the Agent and U.S. Issuing Bank to eliminate any funding risk associated with such Defaulting Lender (it being understood that Cash Collateralization of a Defaulting Lender’s Pro Rata share of the requested U.S. Letter of Credit is satisfactory to the Agent and U.S. Issuing Bank); and (iv) with respect to an Alternative Currency, such U.S. Issuing Bank does, as of the issuance date of the requested U.S. Letter of Credit, issue Letters of Credit in the requested currency. If U.S. Issuing Bank receives written notice from a U.S. Lender at least five (5) Business Days before the requested date of issuance of a U.S. Letter of Credit that any LC Condition has not been satisfied, U.S. Issuing Bank shall have no obligation to issue the requested U.S. Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until the Required Facility Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, U.S. Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions. No U.S. Letter of Credit denominated in any Alternative Currency may be issued by any U.S. Issuing Bank other than Bank of America or an Affiliate of Bank of America.”
(g)Section 2.2.1(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“(b) Letters of Credit may be requested by the U.S. Borrower only (i) to support obligations of a U.S. Domiciled Loan Party incurred in the Ordinary Course of Business; or (ii) for other purposes as the Agent may approve from time to time in writing. The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new LC Application may be required at the discretion of U.S. Issuing Bank. Notwithstanding that a U.S. Letter of Credit issued or outstanding hereunder is in support of obligations of a U.S. Domiciled Loan Party incurred in the Ordinary Course of Business or for other purposes as the Agent may approve from time to time in writing, the U.S. Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the U.S. Borrower. The U.S. Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of any such U.S. Domiciled Loan Party or other Subsidiary in respect of such Letter of Credit. The U.S. Borrower hereby acknowledges that the issuance of U.S. Letters of Credit for the account of U.S. Domiciled Loan Parties or other Subsidiaries inures to the benefit of the U.S. Borrower, and that the U.S. Borrower’s business derives substantial benefits from the businesses of such U.S. Domiciled Loan Parties or other Subsidiaries.”
(h)Section 2.2.2(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“(a)    If U.S. Issuing Bank honors any request for payment under a U.S. Letter of Credit, the U.S. Borrower shall pay to U.S. Issuing Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by U.S. Issuing Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the U.S. Reimbursement Date until payment by the U.S. Borrower. The U.S. Borrower shall make such payment to the applicable U.S. Issuing Bank in Dollars, unless, in the case of a Letter of Credit denominated in Canadian Dollars or an Alternative Currency, such Issuing Bank (at its option) shall have specified in such notice that it

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will require reimbursement in Canadian Dollars or the applicable Alternative Currency. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars or an Alternative Currency, the applicable U.S. Issuing Bank shall notify the U.S. Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. On each U.S. Reimbursement Date, the U.S. Borrower shall reimburse such U.S. Issuing Bank in an amount equal to the amount of such drawing and in the applicable currency. In the event that (i) a drawing denominated in Canadian Dollars or an Alternative Currency is to be reimbursed in Dollars and (ii) the Dollar amount paid by the U.S. Borrower, whether on or after the U.S. Reimbursement Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the U.S. Borrower agrees, as a separate and independent obligation, to indemnify the applicable U.S. Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. The obligation of the U.S. Borrower to reimburse U.S. Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid under any and all circumstances whatsoever without regard to any lack of validity or enforceability of any such U.S. Letter of Credit, any adverse change in the relevant exchange rates or in the availability of any relevant Alternative Currency to the U.S. Borrower or in the relevant currency markets generally, the existence of any claim, setoff, defense or other right that the U.S. Borrower or any other U.S. Domiciled Loan Parties may have at any time against the beneficiary, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower’s obligations hereunder. Whether or not the Loan Party Agent submits a Notice of Borrowing, the U.S. Borrower shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary to pay all amounts due U.S. Issuing Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.”
(i)Section 2.2.2(b) of the Credit Agreement is hereby amended by adding “in Dollars” immediately after “unconditionally pay” appears therein.
(j)Section 2.2.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:
“2.2.3 Cash Collateral. If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S. Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within five (5) Business Days prior to the applicable expiry date of the Letters of Credit (if such expiry date is within fifteen (15) Business Days of the Facility Termination Date), then the U.S. Borrower shall, at U.S. Issuing Bank’s or the Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit issued for the account of the U.S. Borrower and pay to U.S. Issuing Bank the amount of all other U.S. LC Obligations. The U.S. Borrower shall, on demand by U.S. Issuing Bank or the Agent from time to time, Cash Collateralize (in Dollars or, if the applicable Letters of Credit were issued in Canadian Dollars or an Alternative Currency and if so requested by the applicable U.S. Issuing Bank (in its sole discretion), Canadian Dollars or such Alternative Currency) the U.S. LC Obligations of any Defaulting Lender that is a U.S. Lender. If the U.S. Borrower fails to provide any Cash Collateral as required hereunder, the U.S. Lenders may (and shall upon direction of the Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or is created thereby or the conditions in Section 6 are satisfied).”
(k)Section 2.2.4 of the Credit Agreement is hereby amended by deleting the “(” immediately before “the Person” appears therein.
(l)Section 2.3.1 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“Issuance of Letters of Credit. Canadian Issuing Bank agrees to issue letters of credit and letters of guarantee for the account of the Canadian Borrower (“Canadian Letters of Credit”) from time to time until (x) fifteen (15) Business Days prior to the Facility Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier) or (y) with the consent of the Agent and Canadian Issuing Bank, the Facility Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:”

EXHIBIT 4.34J

(m)Section 2.3.1(a) of the Credit Agreement is hereby amended by deleting the first sentence in such subsection in its entirety and inserting in lieu thereof the following:
“The Canadian Borrower acknowledges that Canadian Issuing Bank’s willingness to issue any Canadian Letter of Credit is conditioned upon Canadian Issuing Bank’s receipt of an LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian Issuing Bank may customarily require for issuance of a letter of credit or letter of guarantee of similar type and amount.”
(n)Section 2.3.1(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“(b) Letters of Credit may be requested by the Loan Party Agent for the account of Canadian Borrower only (i) to support obligations of a Canadian Domiciled Loan Party incurred in the Ordinary Course of Business; or (ii) for other purposes as the Agent may approve from time to time in writing. The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new LC Application may be required at the discretion of Canadian Issuing Bank. Notwithstanding that a Canadian Letter of Credit issued or outstanding hereunder is in support of obligations of a Canadian Domiciled Loan Party incurred in the Ordinary Course of Business or for other purposes as the Agent may approve from time to time in writing, the Canadian Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Canadian Borrower. The Canadian Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of any such Canadian Domiciled Loan Party or other Subsidiary in respect of such Letter of Credit. The Canadian Borrower hereby acknowledges that the issuance of Canadian Letters of Credit for the account of Canadian Domiciled Loan Parties or other Subsidiaries inures to the benefit of the Canadian Borrower, and that the Canadian Borrower’s business derives substantial benefits from the businesses of such Canadian Domiciled Loan Parties or other Subsidiaries.”
(o)Section 2.3.2(a) of the Credit Agreement is hereby amended by deleting the second sentence of such section in its entirety and inserting in lieu thereof the following:
“The obligation of the Canadian Borrower to reimburse Canadian Issuing Bank for any payment made under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid under any and all circumstances whatsoever without regard to any lack of validity or enforceability of any Canadian Letter of Credit, any adverse change in the relevant exchange rates or in the availability of any relevant Alternative Currency to the U.S. Borrower or in the relevant currency markets generally, the existence of any claim, setoff, defense or other right that the Canadian Borrower or any other Canadian Domiciled Loan Parties may have at any time against the beneficiary, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower’s obligations hereunder.”
(p)Section 2.3.2(b) of the Credit Agreement is hereby amended by adding “in Dollars or Canadian Dollars, as the case may be,” immediately after “unconditionally pay” appears therein.
(q)Section 2.3.4 of the Credit Agreement is hereby amended by deleting the “(” immediately before “the Person” appears therein.
(r)Section 3.2.2 of the Credit Agreement is hereby amended by deleting the first sentence such section in its entirety and inserting in lieu thereof the following:
“The U.S. Borrower shall pay (a) to the Agent, for the Pro Rata benefit of the U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the Dollar Equivalent of the average daily stated amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first (1st) day of each month; (b) to U.S. Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the Dollar Equivalent of the stated amount of each U.S. Letter of Credit issued by U.S. Issuing Bank, which fee shall be payable monthly in arrears, on the first (1st) day of each month; and (c) to U.S. Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred; provided that, for the avoidance of doubt, all amounts payable pursuant to this clause (c) with respect to the Existing Letters of Credit shall be determined in accordance with the applicable documentation thereto.”

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(s)Section 3.2.3 of the Credit Agreement is hereby amended by deleting the first sentence such section in its entirety and inserting in lieu thereof the following:
“The Canadian Borrower shall pay (a) to the Agent, for the Pro Rata benefit of the Canadian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Canadian BA Rate Loans times the Dollar Equivalent of the average daily stated amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first (1st) day of each month; (b) to Canadian Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the Dollar Equivalent of the stated amount of each Canadian Letter of Credit issued by Canadian Issuing Bank, which fee shall be payable monthly in arrears, on the first (1st) day of each month; and (c) to Canadian Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred; provided that, for the avoidance of doubt, all amounts payable pursuant to this clause (c) with respect to the Existing Letters of Credit shall be determined in accordance with the applicable documentation thereto.”
(t)Section 3.9 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:
“3.9 Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, (c) any Borrower fails to repay an Interest Period Loan when required hereunder, or (d) any Borrower fails to repay any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then such Borrower shall pay to the Agent its customary administrative charge and to each Lender and the applicable Issuing Bank all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin. All amounts payable by the Borrowers under this Section 3.9 shall be due and payable in accordance with Section 3.3. The Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall apply as if each Lender had purchased such deposits.”
(u)Section 5.11.1 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“5.11.1 Except as otherwise explicitly set forth herein (including in Section 2.2.2), each repayment of a Revolver Loan or LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;”
(v)Section 5.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:
“5.12 Currency Fluctuations. On each Business Day or such other date determined by the Agent, the Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date. On each Reset Date, the Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure and Dollar Equivalent of any U.S. LC Obligations arising under U.S. Letters of Credit issued in Canadian Dollars or an Alternative Currency. If, on any Reset Date, the Total Revolver Exposure exceeds the total amount of the Commitments on such date, the U.S. LC Obligations on such date exceed the U.S. Letter of Credit Sublimit, the U.S. Revolver Exposure on such date exceeds the U.S. Borrowing Base, or the Canadian LC Obligations on such date exceed the Canadian Letter of Credit Sublimit, the Canadian Revolver Exposure on such date exceeds the Canadian Borrowing Base on such date (the amount of any such excess referred to herein as the “Excess Amount”) then (a) the Agent shall give notice thereof to the Borrowers and the Lenders and (b) within two (2) Business Days thereafter, the Borrowers shall cause such excess to be eliminated, either by repayment of Revolver Loans or depositing of Cash Collateral with the Agent with respect to LC Obligations and, until such Excess Amount is repaid, the Lenders shall not have any obligation to make any Loans.”
(w)The Credit Agreement is hereby amended by adding the following new Section 14.24 in the appropriate numerical order:

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“14.2.4 Acknowledgment Regarding Any Support QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
For purposes hereof, the following terms shall have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
3.Representations and Warranties. Each Loan Party hereby represents and warrants that:
(a)no Default or Event of Default has occurred and is continuing;
(b)the execution, delivery and performance of this Fourth Amendment by each Loan Party are all within such Loan Party’s corporate powers, are not in contravention of any Applicable Law or the terms of such Loan Party’s Organic Documents, the Goldman Term Loan Agreement, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and the other Secured Parties pursuant to the Credit Agreement and the other Loan Documents as amended hereby;
(c)this Fourth Amendment and each other agreement or instrument to be executed and delivered by the Loan Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Loan Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Loan Party contained herein and therein constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and

EXHIBIT 4.34J

(d)after giving effect to this Fourth Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for the representations and warranties contained in Sections 9.1.5(a) and (b) of the Credit Agreement, which shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.1(a) and (b) of the Credit Agreement, respectively.
4.Conditions to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as, the “Effective Date”):
(a)the Issuing Banks and Required Lenders shall have approved this Fourth Amendment;
(b)the Agent shall have received this Fourth Amendment, duly executed by each of the parties hereto;
(c)after giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing;
(d)all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this Fourth Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and
(e)the Borrowers shall have paid in full all fees and expenses of the Agent (including the fees, charges and disbursement of counsel to the Agent) incurred in connection with the preparation, execution, delivery and administration of this Fourth Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances).
5.Effect on Loan Documents. The Credit Agreement and the other Loan Documents, after giving effect to the Fourth Amendment and any other Loan Documents to be executed simultaneously herewith, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Fourth Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Secured Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Loan Party hereby ratifies and confirms in all respects all of its obligations (including with respect to Guarantees) and liabilities under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party, which security interests shall continue to secure the applicable Obligations (after giving effect to this Fourth Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.
6.Further Assurances. Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Fourth Amendment, the Credit Agreement, and the other Loan Documents, as modified hereby or simultaneously herewith, as applicable.
7.Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Agent and the other Secured Parties, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Agent or the other Secured Parties, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Agent and the other Secured Parties, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or the other Secured Parties (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Agent, the other Secured Parties or other Releasees on or prior to the Effective Date.
8.No Novation; Entire Agreement. This Fourth Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other

EXHIBIT 4.34J

obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Agent and the other Secured Parties regarding the subject matter hereof or thereof.
9.Choice of Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).
10.Counterparts; Facsimile Execution. This Fourth Amendment may be executed in any number of counterparts and by different parties and on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment.
11.Construction. This Fourth Amendment is a Loan Document. This Fourth Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Fourth Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.
12.Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
[Signature Pages Follow]

EXHIBIT 4.34J

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.
BORROWERS:
CLEAN HARBORS, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Chief Financial Officer and Executive Vice President
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

EXHIBIT 4.34J

OTHER LOAN PARTIES:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.

EXHIBIT 4.34J

SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.
LONESTAR WEST ENTERPRISES, LLC
LONESTAR WEST SERVICES LLC
CYN OIL CORPORATION
H2O ENVIRONMENTAL, INC.

By: /s/ Michael L. Battles
    Name: Michael L. Battles
    Title: Executive Vice President

EXHIBIT 4.34J

PLAQUEMINE REMEDIATION SERVICES, LLC

            By: /s/ Michael R. McDonald
    Name: Michael R. McDonald
Title: President

EXHIBIT 4.34J

BCT STRUCTURES, ULC
CLEAN HARBORS CANADA, INC.
CLEAN HARBORS DIRECTIONAL BORING SERVICES, ULC
CLEAN HARBORS ENERGY AND INDUSTRIAL SERVICES CORP.
CLEAN HARBORS ENERGY AND INDUSTRIAL WESTERN LTD.
CLEAN HARBORS ENERGY SERVICES, ULC
CLEAN HARBORS EXPLORATION SERVICES, ULC
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
CLEAN HARBORS INNU ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS LODGING SERVICES, ULC
SERVICES ENVIRONNEMENTAUX CLEAN HARBORS MERCIER, INC./CLEAN HARBORS MERCIER, INC.
CLEAN HARBORS PRODUCTION SERVICES, ULC
SERVICES ENVIRONNEMENTAUX CLEAN HARBORS QUEBEC, INC./CLEAN HARBORS QUEBEC, INC.
CLEAN HARBORS SURFACE RENTALS, ULC
ENVIROSORT INC.
GRIZZCO CAMP SERVICES, ULC
JL FILTRATION INC.
LONESTAR WEST INC.
LONESTAR SYLVAN INC.
LONESTAR VACUUM INC.
SAFETY-KLEEN CANADA INC.
SANITHERM, ULC
TRI-VAX ENTERPRISES LTD.
VULSAY INDUSTRIES LTD.

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

EXHIBIT 4.34J

CLEAN HARBORS DIRECTIONAL BORING SERVICES LP
Clean Harbors Directional Boring Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

CLEAN HARBORS ENERGY AND INDUSTRIAL SERVICES LP
Clean Harbors Energy and Industrial Services Corp.,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

CLEAN HARBORS EXPLORATION SERVICES LP
Clean Harbors Exploration Services ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

CLEAN HARBORS LODGING SERVICES LP
Clean Harbors Lodging Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

CLEAN HARBORS SURFACE RENTALS PARTNERSHIP
Clean Harbors Surface Rentals, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

JL FILTRATION OPERATING LIMITED PARTNERSHIP
JL Filtration Inc., Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

EXHIBIT 4.34J

VERSANT ENERGY SERVICES, LP
Clean Harbors Industrial Services Canada, Inc.,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

EXHIBIT 4.34J

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent, a U.S. Issuing Bank, and a U.S. Lender

By:/s/ Christopher M. O’Halloran
Name:    Christopher M. O’Halloran
Title:    Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender and Canadian Issuing Bank

By: /s/ Sylwia Durkiewicz
Name:    Sylwia Durkiewicz
Title: Vice President

EXHIBIT 4.34J

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Canadian Lender

By: /s/ Aaron Adinata
Name: Aaron Adinata
Title: Authorized Signatory

By: /s/ Brian Chisholm
Name: Brian Chisholm
Title: Authorized Signatory

EXHIBIT 4.34J

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a U.S. Lender

By: /s/ Andrew R. Campbell
Name: Andrew R. Campbell
Title: Authorized Signatory

By: /s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

EXHIBIT 4.34J

CITIZENS BUSINESS CAPITAL, f/k/a RBS CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC., f/k/a RBS ASSET FINANCE, INC., as a U.S. Lender and Canadian Lender

By: /s/ William Boyle
Name: William Boyle
Title: AVP

EXHIBIT 4.34J

JPMORGAN CHASE BANK, N.A., as a U.S. Lender and U.S. Issuing Bank

By: /s/ Alicia Schreibstein
Name: Alicia Schreibstein
Title: Executive Director

JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Canadian Lender and Canadian Issuing Bank

By: /s/ Deborah Booth
Name: Deborah Booth
Title: Executive Director

EXHIBIT 4.34J

PEOPLE’S UNITED BANK, N.A., as a U.S. Lender and Canadian Lender

By: /s/ Michael J. McDermott
Name: Michael J. McDermott
Title: SVP

EXHIBIT 4.34J

SIEMENS FINANCIAL SERVICES, INC., as a U.S. Lender and Canadian Lender

By: /s/ Mark Schafer
Name: Mark Schafer
Title: Vice President

By: /s/ Maria Levy
Name: Maria Levy
Title: Vice President

EXHIBIT 4.34J

GOLDMAN SACHS BANK USA, as a U.S. Lender and Canadian Lender
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory